EXHIBIT 4.10.3
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
THIRD SENIOR NOTES REGISTRATION RIGHTS JOINDER
     With respect to the Senior Notes Registration Rights Agreement, dated as of October 15, 2010, among RGHL US Escrow I Inc., a company incorporated under the laws of the State of Delaware (the “US Corporate Escrow Issuer”), RGHL US Escrow I LLC, a limited liability company organized under the laws of the State of Delaware (the “US LLC Escrow Issuer”) and RGHL Escrow Issuer (Luxembourg) I S.A., a company incorporated as a société anonyme (a public limited liability company) under the laws of Luxembourg (the “Lux Escrow Issuer” and, together with the US Corporate Escrow Issuer and the US LLC Escrow Issuer, the “Escrow Issuers”), and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers (as defined therein and, such agreement, the “Senior Notes Registration Rights Agreement”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the signatories hereto assumes all of the rights and obligations as Guarantors under the Senior Notes Registration Rights Agreement, in each case, as of the effective time of the Escrow Release Date (as defined in the Senior Notes Registration Rights Agreement) and as though it had entered into the Senior Notes Registration Rights Agreement on October 15, 2010. The obligations assumed by the Guarantors under this Joinder, dated January 14, 2011, shall be joint and several obligations. Capitalized terms used but not defined in this Joinder shall have the meanings given to such terms in the Senior Notes Registration Rights Agreement.
     This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York. Notwithstanding any other provision of this Joinder and any of the provisions of the Senior Notes Registration Rights Agreement / Senior Secured Notes Registration Rights Agreement, any guarantee or indemnity given by or other obligation assumed by a Guarantor organized in Austria (each an “Austrian Guarantor”) is meant as and is to be interpreted as an abstract guarantee agreement (abstrakter Garantievertrag) and not as surety (Bürgschaft) or joint obligation as borrower (Mitschuldnerschaft) and such Austrian Guarantor undertakes to pay the amounts due under or pursuant to such obligation unconditionally, irrevocably, upon first demand and without raising any defenses (unbedignt, unwiderruflich, über erste Anforderung und Verzicht auf alle Einwendungen). The obligation of any Austrian Guarantor under this Joinder or the Senior Notes Registration Rights Agreement / Senior Secured Notes Registration Rights Agreement shall be limited so that no assumption of an obligation shall be required if such assumption would violate mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) under Austrian company law, including Sections 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung) and/or Sections 52 and 65 et seq. of the Austrian Stock Corporation Act (Aktiengesetz); and should any obligation under this Joinder or the Senior Notes Registration Rights Agreement / Senior Secured Notes Registration Rights Agreement violate or contradict Austrian capital maintenance rules and should therefore be held invalid or unenforceable, such liability and/or obligation shall be deemed to be replaced by a liability and/or obligation of a similar nature that is in compliance with Austrian capital maintenance rules and that provides the best possible security interest in favour of the Trustee or the Holders, for the ratable benefit of the Holders.

Very truly yours, SIG AUSTRIA HOLDING GMBH
By:	/s/ Mark Dunkley
	Name:	Mark Dunkley
	Title:	Authorized Signatory

SIG COMBIBLOC GMBH
By:	/s/ Mark Dunkley
	Name:	Mark Dunkley
	Title:	Authorized Signatory

SIG COMBIBLOC GMBH & CO KG (AUSTRIA) represented by its general partner SIG COMBIBLOC GMBH
By:	/s/ Mark Dunkley
	Name:	Mark Dunkley
	Title:	Authorized Signatory

Third Joinder to the Registration Rights Agreement (Senior Notes)